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                                                                    Exhibit 23.1


                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999, except for the fourth paragraph of
Note 11 as to which the date is May 4, 1999, in the Registration Statement (Form S-4) and related Prospectus of Covad Communications Group, Inc. for the registration of $425,000,000 of 12% Senior Notes due 2010.


                                          /s/ Ernst & Young LLP
San Jose, California
February 14, 2000